UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

MoneyGram International, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood Street,	15th Floor
Dallas,	Texas	75201
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (214) 999-7552

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MGI	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	N/A	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 18, 2021, the Board of Directors (the “Board”) of MoneyGram International, Inc. (the “Company”) increased the size of the Board from seven to ten members and elected Alka Gupta, Francisco Lorca and Julie E. Silcock (collectively, the “Elected Directors”) as members of the Board to fill the vacancies, all effective as of February 23, 2021. Ms. Gupta will serve on the Compliance and Ethics Committee of the Board, Mr. Lorca on the Human Resources and Nominating Committee of the Board and Ms. Silcock on the Audit Committee of the Board. The Elected Directors have been elected to serve on the Board until the Company’s 2021 Annual Meeting of the Stockholders (the “Annual Meeting”), at which time they are each expected to be a nominee for election by the Company's stockholders. There is no arrangement or understanding between the Elected Directors and any other person pursuant to which they were each elected as a director. In addition, there are no transactions in which the Elected Directors have an interest that are required to be disclosed under Item 404(a) of Regulation S-K.
Consistent with the compensation provided to all non-employee directors, the Elected Directors will each receive an annual Board retainer fee of $100,000 in cash to be pro-rated accordingly for this year from the effective date of their election. In addition, in accordance with Company policy, the Elected Directors will be reimbursed for reasonable expenses incurred in connection with their Board service. If elected by the stockholders at the Annual Meeting, the Elected Directors will also be awarded the annual equity retainer for 2021-2022 service which will be awarded to all non-employee directors at the first regular Board meeting following the Annual Meeting. The Elected Directors will also be eligible to enter into the Company’s standard form of indemnification agreement for non-employee directors included in its filings with the SEC.

A copy of the press release announcing the election is furnished hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated February 24, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.
Date:	February 24, 2021
		By:	/s/ Robert L. Villasenor
		Name:	Robert L. Villasenor
		Title:	General Counsel and Corporate Secretary